As filed with the Securities and Exchange Commission on April 16, 1999
                                           REGISTRATION STATEMENT NO. 333-65271


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------


                                 AMENDMENT NO. 4
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------
                       MELLON AUTO RECEIVABLES CORPORATION
             (Exact name of registrant as specified in its charter)


                DELAWARE                        APPLICATION PENDING
     (State or other jurisdiction                 (IRS Employer
     of incorporation or organization)          Identification Number)


                             ONE MELLON BANK CENTER
                                  FOURTH FLOOR
                         PITTSBURGH, PENNSYLVANIA 15258
                                 (412) 234-7142
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive office)
                          ----------------------------
                                 STEPHEN COBAIN
                       MELLON AUTO RECEIVABLES CORPORATION
                             ONE MELLON BANK CENTER
                                  FOURTH FLOOR
                         PITTSBURGH, PENNSYLVANIA 15258
                                 (412) 234-7142
               (Address, including zip code, and telephone number,
                   including area code, of agent for service)
                          ----------------------------
                                   Copies to:

         ROBERT T. MORRIS, ESQ.                     ROBERT C. WIPPERMAN, ESQ.
        REED SMITH SHAW & MCCLAY                 STROOCK & STROOCK & LAVAN LLP
           435 SIXTH AVENUE                             180 MAIDEN LANE
     PITTSBURGH, PENNSYLVANIA 15219                NEW YORK, NEW YORK 10038

                          ----------------------------

          Approximate date of commencement of proposed sale to public:
     From time to time after this Registration Statement becomes effective.

                           ---------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /x/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___________.
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___________.
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /



                       CALCULATION OF REGISTRATION FEE(1)
===================================================================================================================================
                                                            PROPOSED                 PROPOSED
TITLE OF EACH CLASS                     AMOUNT              MAXIMUM                  MAXIMUM                    AMOUNT OF
OF SECURITIES                           TO BE               OFFERING                 AGGREGATE                  REGISTRATION
TO BE REGISTERED                        REGISTERED          PRICE PER UNIT (2)       OFFERING PRICE(2)          FEE
-----------------------------------------------------------------------------------------------------------------------------------
Asset Backed Notes
and Asset Backed
Certificates.......................     $2,000,000,000      100%                     $2,000,000,000             $556,000
-----------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also registers an undeterminable amount of securities to be sold by Mellon Financial Markets, Inc. in market-making transactions where required.

(2)  Estimated solely for the purpose of calculating the registration fee.




     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

            INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR
              AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE
           SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE
         COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO
          BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT
           BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN
              OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY
               NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN
               ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE
                   WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR
           QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and
                                  commissions.

SEC Registration Fee...................................   $   556,000
Printing and Engraving.................................   $   210,000
Trustee's Fees.........................................   $   162,000
Legal Fees and Expenses................................   $   350,000
Blue Sky Fees and Expenses.............................   $   150,000
Accountant's Fees and Expenses.........................   $   210,000
Rating Agency Fees.....................................   $ 1,038,000
Miscellaneous Fees and Expenses........................   $   180,000
                                                          -----------
Total Expenses.........................................   $ 2,706,000

-------------

*To be completed by amendment

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

The general effect of the provisions for indemnification of directors and officers of the Registrant is to permit the Registrant to obtain the services of qualified individuals who otherwise would be unwilling to serve because it might expose their personal assets to potential liability arising from legal actions in the right of, or against, the Registrant. Such provisions do not insulate the officers or directors from their own unlawful acts but do permit the Registrant to provide funds to defend themselves from allegations unless and until they are finally judged to have acted unlawfully.

ITEM 16.  EXHIBITS

1.1.      Form of Underwriting Agreement*
3.1.      Certificate of Incorporation of the Registrant*
3.2.      By-laws of the Registrant*
4.1.      Form of Pooling and Servicing Agreement*
4.2.      Form of Certificate (included as part of Exhibit 4.1)*
4.3.      Form of Indenture*
4.4.      Form of Trust Agreement*
5.1.1.    Opinion of Stroock & Stroock & Lavan LLP with respect to legality
5.1.2.    Opinion of Richards, Layton & Finger, P.A. with respect to legality*
8.1. Opinion of Stroock & Stroock & Lavan LLP with respect to federal income tax matters (contained in Exhibit 5.1.1)
10.1.     Form of Sale and Servicing Agreement*
23.1.1.   Consent of Stroock & Stroock & Lavan LLP (contained in Exhibit 5.1.1)
23.1.2.   Consent of Richards, Layton & Finger, P.A. (contained in
          Exhibit 5.1.2)*
24.1.     Powers of Attorney*
25.1.     Statement of Eligibility and Qualification of Indenture Trustee
          (Form T-1)*

--------------------------
*        Previously filed.

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (4) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To provide to the Underwriters at the closing specified in the underwriting agreements, securities in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

          (6) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (7) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (8) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, PA on the 16th day of April 1999.


                                       MELLON AUTO RECEIVABLES CORPORATION


                                       By: /S/ STEPHEN COBAIN
                                          ---------------------------
                                          Name:  Stephen Cobain
                                          Title: Chairman and President


Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities indicated on April 16, 1999.


       SIGNATURE                                           TITLE

           *                     Chairman of the Board, President and Director
---------------------------      (principal executive officer)
  Stephen Cobain

           *                     Treasurer
----------------------------     (principal financial and accounting officer)
  Jeffrey S. Gearhart

           *                     Director
----------------------------
  Paul S. Beideman


           *                     Director
-----------------------------
  Paul H. Dimmick


           *                     Director
-----------------------------
  Philip K. Hamm


           *                     Director
-----------------------------
  William R. Bairel


           *                     Director
-----------------------------
  William E. Numrich


*By: /S/ STEPHEN COBAIN
-----------------------------
         Stephen Cobain
         Attorney-in-fact

                                INDEX TO EXHIBITS

 Exhibit
 Number                   Exhibit                                       Page

 1.1.     Form of Underwriting Agreement*
 3.1.     Certificate of Incorporation of the Registrant*
 3.2.     By-laws of the Registrant*
 4.1.     Form of Pooling and Servicing Agreement*
 4.2.     Form of Certificate (included as part of Exhibit 4.1)*
 4.3.     Form of Indenture*
 4.4.     Form of Trust Agreement*
 5.1.1.   Opinion of Stroock & Stroock & Lavan LLP with respect to legality
 5.1.2.   Opinion of Richards, Layton & Finger, P.A. with respect to legality*
 8.1. Opinion of Stroock & Stroock & Lavan LLP with respect to federal income tax matters (contained in Exhibit 5.1.1)
 10.1.    Form of Sale and Servicing Agreement*
 23.1.1.  Consent of Stroock & Stroock & Lavan LLP (contained in Exhibit 5.1.1)
 23.1.2.  Consent of Richards, Layton & Finger, P.A. (contained in
          Exhibit 5.1.2)*
 24.1.    Powers of Attorney*
 25.1.    Statement of Eligibility and Qualification of Indenture Trustee
          (Form T-1)*

---------------------

*        Previously filed.